UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 31, 2006

Exact Name of Registrant as Specified
	in Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number
1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Page
Item 2.02 Results of Operations and Financial Condition	2
Item 7.01 Regulation FD Disclosure	2
Item 9.01 Financial Statements and Exhibits	5
Signatures	6
EX-99.1
EX-99.2
EX-99.3
EX-99.4
EX-99.5
EX-99.6
EX-99.7
EX-99.8
EX-99.9
EX-99.10

Item 2.02. Results of Operations and Financial Condition
     On January 30, 2007, Pinnacle West Capital Corporation (the “Company” or “Pinnacle West”) issued a press release regarding its financial results for its fiscal quarter and fiscal year ended December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.9.
     Certain of the Information referenced in Item 7.01 below relates to the Company’s results of operations for its fiscal quarter and fiscal year ended December 31, 2006. This Information is attached hereto as Exhibits 99.2, 99.3, 99.7, 99.9, and 99.10.
     Exhibit 99.9 to this report contains certain “non-GAAP financial measures,” as defined in Item 10(e) of Regulation S-K of the Exchange Act. We describe these non-GAAP financial measures as “on-going earnings” and “on-going earnings per share.” Exhibit 99.9 contains a table that reconciles each of these non-GAAP financial measures to net income, which is the most directly comparable financial measure calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We believe on-going earnings provide investors with a useful indicator of our results that is comparable among periods because it excludes the effects of unusual items that may occur on an irregular basis. Investors should note that these non-GAAP financial measures involve judgments by management, including whether an item is classified as an unusual item. We use on-going earnings, or similar concepts, to measure our performance internally in reports for management.
Item 7.01. Regulation FD Disclosure
Financial and Business Information
     The Company is providing quarterly consolidated statistical summaries, earnings variance explanations, and a glossary of relevant terms (collectively, “Information”) to help interested parties better understand its business (see Exhibits 99.1, 99.2, 99.3, 99.4, 99.5, 99.6, 99.7, 99.8 and 99.10). This Information is concurrently being posted to the Company’s website at www.pinnaclewest.com. The Information may not represent all of the factors that could affect the Company’s operating or financial results for various periods. Some of the Information is preliminary in nature and could be subject to significant adjustment. Some of the Information is based on information received from third parties and may contain inaccuracies. The Company is not responsible for any such inaccuracies. Although the Company may update or correct the Information if it is aware that such Information has been revised or is inaccurate, the Company assumes no obligation to update or correct the Information and reserves the right to discontinue the provision of all or any portion of the Information at any time or to change the type of Information provided.
2007 Earnings Outlook
     In this discussion, earnings per share amounts are after income taxes and are based on diluted common shares outstanding. The earnings guidance in this Form 8-K supersedes all previous earnings guidance provided by Pinnacle West.
     Our earnings forecasts are subject to numerous risks, including those described under “Forward-Looking Statements” below and under “Business Outlook” in Part I, Item 2 of our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2006 (the “September 2006 Form 10-Q”). Our estimates as to how several of these risks and other factors may affect future earnings follow:
•	Arizona Public Service Company (“APS”) has a general retail rate case pending before the Arizona Corporation Commission (the “ACC”). The rate request includes, among other things, an overall increase of $434.6 million (20.4%) in annual retail electricity revenues, of which

$314.4 million (14.8%) represents an increase in the base fuel rate. We are not able to predict the outcome of the rate case, when the ACC will make a decision in this case, or the specific date when a rate increase will become effective. (For detailed information regarding the rate case, see “APS General Rate Case” in Note 5 of Notes to Condensed Consolidated Financial Statements in Part I, Item 1 of the September 2006 Form 10-Q.)

•	We assume that APS’ fuel and purchased power costs will be recovered through base rates or under APS’ power supply adjustor (“PSA”) or will be deferred for future recovery under the PSA, excluding such costs not recoverable pursuant to the 90/10 sharing provision under the PSA.

•	We assume that revenues will continue to be collected under the interim PSA adjustor ($0.007 per kilowatt-hour) until rates become effective as a result of APS’ pending general rate case. (See our Report on Form 8-K dated December 8, 2006 regarding ACC approval of continuation of the interim PSA adjustor.)

•	We currently estimate that net income for 2007 from our real estate subsidiary, SunCor Development Company (“SunCor”), will be between $30 million and $35 million. This estimate reflects a slowdown in the western United States residential real estate markets.
     We estimate that our base level of consolidated earnings for 2007, before considering any potential earnings benefit derived from a base rate increase effective at any time during 2007, will be within a reasonable range of $2.45 per share.
     Assuming APS’ retail rate request is granted effective May 1, 2007, we expect consolidated earnings for 2007 to be within a reasonable range of $3.00 per share. We estimate that APS’ earnings contribution included in such 2007 consolidated earnings will be within a reasonable range of $2.70 per share (equivalent to a return on APS’ average common equity of 8%). Under these assumptions, we estimate that 2007 earnings will include $55 million ($0.55 per share) related to the retail rate decision, consisting of $15 million ($0.15 per share) in the second quarter, $25 million ($0.25 per share) in the third quarter, and $15 million ($0.15 per share) in the fourth quarter.
Forward-Looking Statements
     This Form 8-K contains forward-looking statements regarding our 2007 earnings outlook. Neither the Company nor APS assumes any obligation to update these statements or make any further statements on any of these issues, except as required by applicable law. These forward-looking statements are often identified by words such as “estimate,” “predict,” “hope,” “may,” “believe,” “anticipate,” “plan,” “expect,” “require,” “intend,” “assume” and similar words. Because actual results may differ materially from expectations, we caution readers not to place undue reliance on these statements. A number of factors could cause future results to differ materially from historical results, or from results or outcomes currently expected or sought by Pinnacle West or APS. In addition to the Risk Factors described in Item 1A of the Pinnacle West/APS Annual Report on Form 10-K for the fiscal year ended December 31, 2005, these factors include, but are not limited to, state and federal regulatory and legislative decisions and actions, including the outcome and timing of APS’ retail rate proceedings pending before the ACC; the timely recovery of PSA deferrals, including such deferrals in 2005 and 2006 associated with unplanned Palo Verde outages and reduced power operations that are the subject of ACC prudence reviews; the ongoing restructuring of the electric industry, including the introduction of retail electric competition in Arizona and decisions impacting wholesale competition; the outcome of regulatory, legislative and judicial proceedings, both current and future, relating to the restructuring; market prices for electricity and natural gas; power plant performance and outages; transmission outages and constraints; weather variations affecting local and regional customer energy usage; customer growth and energy usage; regional economic and market conditions, including the results of litigation and other proceedings resulting from the California energy situation, volatile fuel and purchased power costs and the completion of generation and transmission construction in the region, which could affect customer growth and the cost of power supplies; the cost of debt and equity capital and access to capital markets; current credit ratings remaining in effect for any given period of time; our ability to compete successfully outside traditional regulated markets (including the wholesale market); the performance of our marketing and trading activities due to volatile market liquidity and any deteriorating counterparty credit and the use of derivative contracts in our business (including the interpretation of the subjective and complex accounting rules related to these contracts); changes in accounting principles generally accepted in the United States of America and the interpretation of those principles; the performance of the stock market and the changing interest rate environment, which affect the value of the assets in the trusts holding our nuclear decommissioning, pension, and other postretirement benefit plans assets, the amount of required contributions to Pinnacle West’s pension plan and contributions to APS’ nuclear decommissioning trust funds, as well as the reported costs of providing pension and other postretirement benefits; technological developments in the electric industry; the strength of the real estate market in SunCor’s market areas, which include Arizona, Idaho, New Mexico and Utah; and other uncertainties, all of which are difficult to predict and many of which are beyond the control of Pinnacle West and APS.

Item 9.01. Financial Statements and Exhibits
(d)	Exhibits.

Exhibit No.	Registrant(s)	Description
99.1	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary (cover page and list of contents).

99.2	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the periods ended December 31, 2006 and 2005.

99.3	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2006.

99.4	Pinnacle West	Pinnacle West Capital Corporation consolidated statistics by quarter for 2005.

99.5	Pinnacle West	Pinnacle West Capital Corporation consolidated statistics by quarter for 2004.

99.6	Pinnacle West	Pinnacle West Capital Corporation consolidated statistics by quarter for 2003.

99.7	Pinnacle West APS	Pinnacle West Capital Corporation earnings variance explanations for the three and twelve months ended December 31, 2006 and 2005 and unaudited condensed consolidated statements of income for the three and twelve months ended December 31, 2006 and 2005.

99.8	Pinnacle West APS	Glossary of Terms.

99.9	Pinnacle West APS	Earnings News Release issued on January 30, 2007.

99.10	Pinnacle West APS	Non-GAAP Financial Measure Reconciliation - Operating Income (GAAP measure) to Gross Margin (non-GAAP financial measure).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: January 30, 2007	By:	/s/ Donald E. Brandt
Donald E. Brandt
Executive Vice President and Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: January 30, 2007	By:	/s/ Donald E. Brandt
Donald E. Brandt
President and Chief Financial Officer

Exhibit Index

Exhibit No.	Registrant(s)	Description
99.1	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary (cover page and list of contents).

99.2	Pinnacle West APS	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the periods ended December 31, 2006 and 2005.

99.3	Pinnacle West APS	Pinnacle West Capital Corporation consolidated statistics by quarter for 2006.

99.4	Pinnacle West	Pinnacle West Capital Corporation consolidated statistics by quarter for 2005.

99.5	Pinnacle West	Pinnacle West Capital Corporation consolidated statistics by quarter for 2004.

99.6	Pinnacle West	Pinnacle West Capital Corporation consolidated statistics by quarter for 2003.

99.7	Pinnacle West APS	Pinnacle West Capital Corporation earnings variance explanations for the three and twelve months ended December 31, 2006 and 2005 and unaudited condensed consolidated statements of income for the three and twelve months ended December 31, 2006 and 2005.

99.8	Pinnacle West APS	Glossary of Terms.

99.9	Pinnacle West APS	Earnings News Release issued on January 30, 2007.

99.10	Pinnacle West APS	Non-GAAP Financial Measure Reconciliation - Operating Income (GAAP measure) to Gross Margin (non-GAAP financial measure).